EXHIBIT 32.1

Certification of Principal Executive Officer and Principal Financial Officer

In connection with the Quarterly Report of Shefford Small Business, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan Cross, Chairman and Chief Executive Officer of the Company, in my capacity as Principal Executive Officer and Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026	By:	/s/ Jonathan Cross
Jonathan Cross
Chairman and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)